Exhibit A

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated: February 14, 2019

PINE COVE GLOBAL LIMITED

By:	/s/ Fung Yu Wai David
Name: Fung Yu Wai David
Title: Director

NEXUS ASIA GROWTH FUND SPC

By:	/s/ Fung Yu Wai David
Name: Fung Yu Wai David
Title: Director

Fung Yu Wai David

By:	/s/ Fung Yu Wai David